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                                                                 EXHIBIT 10.13.1



                            POMERADO PROPERTIES L.P.
                           LEASE SETTLEMENT AGREEMENT


This Lease Settlement Agreement is entered into this 30th day of September, 1997 by and between POMERADO PROPERTIES L.P., a California Limited Partnership, formerly a California General Partnership comprised of Bothwell International, Ltd., and Techbilt Construction Corporation, ("Landlord"), and NORRIS COMMUNICATIONS, INC., a Delaware Corporation, ("Tenant"), and relates to that certain lease between Landlord and Tenant dated July 2, 1992 ("Lease"). All references to section numbers in this Agreement, if any, shall mean and refer to the section numbers in the Lease. Unless otherwise defined herein, capitalized terms used herein shall have the meanings as defined in the Lease.

                                    RECITALS

     A. Landlord and Tenant entered into the Lease for the Premises which consisted of approximately 30,729 rentable square feet, known as Building 29, 12725 Stowe Drive, Poway, California.

     B. The term of the Lease is for ten years beginning on the Commencement Date of the Lease.

     C. Tenant took occupancy of the premises on or about the Commencement Date and has occupied the same continuously ever since.

     D. Tenant no longer requires the use of the facilities and lease premises and has vacated the same on or before July 18, 1997.

     E. As of the date of this Agreement, Tenant is indebted to Landlord for arrearages in the payment of minimum monthly rent and other charges under the Lease as more particularly described below.

     F. As of the date of this Agreement, Landlord has located a new tenant for the premises, under a new lease that commenced on August 1, 1997.

     G. The Lease provides, among other things, that on the occurrence of any material default by Tenant, Landlord may, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, maintain Tenant's right to possession, in which case the Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the future rent and other charges as they become due.

     H. The parties desire to provide for the liability of Tenant with respect to past and future rent and other charges under the Lease and for broker's fees and similar expenses incurred in connection with reletting the property by the execution of a Promissory Note by Tenant in favor of Landlord.

     I. Landlord and Tenant have reached an agreement for the payment of the sums now due and owing Landlord and now desire to covenant and agree as set forth hereinbelow.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Landlord and Tenant agree as follows:



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                                    AGREEMENT

1. Effective Date. The effective date ("Effective Date") of this Agreement shall be September 30, 1997.

2.   Address for Notices. The following shall be addresses for notices:

     Address for Notices:

               To Lessor:    POMERADO PROPERTIES L.P.
                               3575 Kenyon Street
                               San Diego, California 92110


               To Tenant:    NORRIS COMMUNICATIONS, INC.
                               13114 Evening Creek Drive S.
                               San Diego, California 92128


3.   Past Due Amounts.

     3.1 Past Due Rent. Landlord and Tenant acknowledge and agree that as of the date of this Agreement, Tenant is indebted to Landlord in the total amount of $115,925.61 (the "Past Due Rent") representing accrued and unpaid Rent now owing by Tenant under the Lease. A current statement showing the breakdown of the Past Due Amount is attached hereto as Exhibit A.

     3.2 Unearned Brokers Commissions. Landlord and Tenant acknowledge that, as of the Effective Date, the Tenant is indebted to Landlord in the amount of $6,203.13, representing unearned leasing commissions under the original Lease paid by Landlord. The Past Due Rent and the Commissions totalling $122,128.74 are sometimes hereinafter collectively referred to as the "Past Due Amounts".

4.   Amounts Becoming Due.

     4.1 Future Rent and Other Charges Payable by Tenant. Landlord and Tenant acknowledge and agree that, from the date it vacated the Premises forward, Tenant became further obligated to Landlord resulting from obligations under the lease to pay base rent, additional rent and other charges. This obligation shall be called "Future Amounts Due".

     4.2 Future Amounts Due After Reletting. The Landlord has entered into a new lease for the property and has begun receiving rent thereunder. The revenues to be collected by Landlord under the new lease more or less equals the revenues it would have received for the same term of the new lease as from the original Lease. The Landlord has become obligated to CB Commercial Real Estate Group for the additional cost of the broker's commission for the new lease in the amount of $60,000.00, payable in four monthly installments.

5.   Repayment of Past Due Amounts and Future Amounts Due.

     5.1 Promissory Note. Concurrently with the execution of this Agreement, Tenant shall execute a Note. Tenant's obligation to pay the Past Due Amounts and the Future Amounts Due shall be evidenced by a Promissory Note (the "Promissory Note") in the form attached hereto as Exhibit B, which shall be executed by Tenant. Tenant acknowledges and agrees that a breach of any of the terms and conditions of this Agreement shall also constitute a material default under the Note, and at Landlord's election, the entire indebtedness then outstanding under the Note shall become immediately due and payable, provided however, a default in payment under this note shall have occurred if payment has not been received by the holder within five (5) days of the due date of any payment; the maker of the note shall have a further five (5) days to cure the default.

     5.2 The principal amount of the Promissory Note shall comprise the total amount past due rent as set forth in Article 3.1 above, together with unearned broker's commission as set forth in Article 3.2 above, or a total of



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$122,128.74 plus the Future Amount Due of $60,000.00 as set forth in Article 4.2 above; however, insofar as the amount of $60,000.00 is payable by Pomerado Properties L.P. to CB Commercial Real Estate Group in four equal monthly installments without interest, the amount of the Promissory Note for interest calculation purposes from time to time shall include only those installments of $60,000.00 that have been paid by Pomerado Properties L.P. together with the other amounts of principal of the Promissory Note. The total amount of the Promissory Note is $182,128.74. Repayment of the Promissory Note shall be by an initial payment of $25,000 applied first as to interest and then as to principal when the Promissory Note is executed followed by consecutive equal installments of $5,000 or more each month commencing on November 1, 1997 applied first as to interest and then as to principal.

     5.3 Release. Upon the execution of the Promissory Note, Landlord shall release Tenant from all obligations under the lease to pay base rent, additional rent, and other periodic payments other than as set forth in this Agreement.

     5.4 Accelerated Rate of Payment. Notwithstanding the payment schedule set out in Article 5.2 and in the Promissory Note, Tenant intends to accelerate the rate of repayment if Norris Communications, Inc. is able to raise additional equity financing or has increased net revenues leading to an improved financial condition of Norris Communications, Inc.

6.   Security Deposit.

     6.1 The Security Deposit in the amount of $16,185 deposited with the Landlord under the original lease will be used by the Landlord to offset Landlord's cost of repair, repainting, cleaning the premises at mid-term of the original lease. These costs totalled $15,334.14. The amount of Security Deposit remaining will be credited by Landlord against Promissory Note.

7. No brokers. Landlord and Tenant acknowledge that each party has represented its own interest in structuring this Agreement and that no brokerage commissions, finders fees or any other similar compensation is payable by either party to the other or to any other party in regard to this transaction.

8. Notices. All notices provided for under this Agreement shall be in writing and shall be sufficient if sent by certified mail, return receipt requested, postage prepaid, to the last known address of the parties to whom such notice is to be given.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. Further Agreements. The parties agree to execute any further agreements or instruments and to perform any further acts incidental to the purpose of this Agreement as are necessary to put it into full force and effect.

11. Successors Bound. All rights and obligations hereunder shall inure to the benefit of and be binding on the heirs, personal representatives, successors, and assigns of the parties hereto.

12. California Law. This Agreement shall be governed by the laws of the State of California applicable to agreements made and to be executed within California.

13. Entire Understanding. This Agreement represents the entire understanding of the parties and supersedes all previous written or oral agreements relative to the subject matter thereof.

14. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this agreement, the prevailing party shall be entitled to a reasonable attorney's fee, which may be set by the Court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.



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IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement effective as of the date first set forth above.


LANDLORD:                              TENANT:
POMERADO PROPERTIES L.P.               NORRIS COMMUNICATIONS, INC.
a California Limited Partnership       a Delaware Corporation


by: /s/ Paul K. Tchang                 by: /s/ Alfred H. Falk
Name: Paul K. Tchang                   Name: Alfred H. Falk
Title: President                       Title: President




by:  /s/ Neville F. Bothwell           by:  /s/ Robert Putnam
Name:  Neville  F. Bothwell            Name: Robert Putnam
Title:  General Partner                Title: Corporate Secretary





                                       (seal)



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                                    EXHIBIT B

$182,128.74                                                       Sept. 30, 1997


                                 Promissory Note

     FOR VALUE RECEIVED, the undersigned NORRIS COMMUNICATIONS, INC., a Delaware Corporation, promises to pay to the order of POMERADO PROPERTIES L.P., a California Limited Partnership, at its principal office at 3575 Kenyon Street, San Diego, California, 92110, or at such other place as the Holder of this Note may from time to time designate in writing, the principal sum of $182,128.74 together with interest from date hereof at the rate of Ten percent (10%) per annum; principal and interest to be paid as follows:

     1. The sum of $25,000.00 as an initial payment of when this Promissory Note is executed followed by consecutive equal monthly installments of $5,000 or more each, commencing November 1, 1997 until such principal sum together with interest has been paid in full.

     The first installment is due on October 10, 1997, and subsequent installments are due on the first day of each succeeding month thereafter until this Note is paid in full. Each such installment, when paid shall be applied first to the payment of interest accrued on unpaid principal and the residue thereof to be credited to principal.

     A default in payment under this Note shall have occurred if payment has not been received by the Holder within the five (5) days of the due date of any payment. The Maker of the Note shall have a further five (5) days to cure the default. If the Maker has not cured the default by the end of this ten (10) day period, this Note may, at the option of the Holder hereof, be declared immediately due and payable without notice to the maker. The Holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing the right to declare this Note due for a subsequent default, this right being a continuing one.

     In addition to the foregoing, if the Maker shall fail to make any payment of interest or principal, including the payment due upon maturity, a late charge equal to ten percent (10%) of the delinquent installment shall be paid for the first month that each installment is delinquent, provided such installment has not been paid by the eleventh day of the month in which the installment becomes delinquent.

     The right is reserved to prepay the Note in full on any interest-bearing date, and to pay a greater sum than $5,000 upon the due date of any monthly installment.

     The undersigned waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note and agrees to pay all costs of collection when incurred, including reasonable attorneys' fees, and to perform and comply with each of the covenants, conditions, provisions and agreements of any of the undersigned contained in every instrument now evidencing of securing said indebtedness. No extension of the time for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part, of any of the undersigned not a party to such agreement. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws of the State of California.

                                       NORRIS COMMUNICATIONS, INC.,
                                       a Delaware Corporation

                                       by: /s/ Alfred H. Falk
                                          --------------------------------
                                       Name: Alfred H. Falk
                                            ------------------------------
                                       Title: President
                                             -----------------------------

                                       by:/s/ Robert Putnam
                                          --------------------------------
                                       Name: Robert Putnam
                                            ------------------------------
                                       Title: Corporate Secretary
                                             -----------------------------